UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 16, 2003


                    Federal Agricultural Mortgage Corporation
                ----------------------------------------------
             (Exact name of registrant as specified in its charter)


           Federally chartered
             instrumentality of
             the United States                0-17440         52-1578738
      (State or other jurisdiction of       (Commission     (I.R.S. Employer
       incorporation or organization)       File Number)   Identification No.)



1133 21st Street, N.W., Suite 600, Washington, D.C.                20036
---------------------------------------------------             ------------
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                              --------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits:

                  99    Press release dated October 16, 2003.

Item 9.  Regulation FD Disclosure.

     On October 16, 2003, the U.S. General Accounting Office ("GAO") released a report on the Registrant that addressed topics identified in a previous request letter from the Senate Committee on Agriculture, Nutrition and Forestry to GAO. On that same day, the Registrant issued a press release addressing the GAO report. A copy of the press release is attached to this report as Exhibit 99 and is incorporated herein by reference.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      October 16, 2003

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99                           Press Release Dated October 16, 2003       5

                                                                 Exhibit 99


                                   FARMER MAC
                                      NEWS


FOR IMMEDIATE RELEASE                                       CONTACT
October 16, 2003                                            Jerome Oslick
                                                            202-872-7700

                     GAO Finds Improved Financial Condition
                With Increased Mission Activities at Farmer Mac


     Washington, D.C. - The Federal Agricultural Mortgage Corporation ("Farmer Mac" NYSE: AGM and AGM.A) has received today the October 16, 2003 General
Accounting Office ("GAO") Report on Farmer Mac addressing topics in the June 2002 request letter from the Senate Committee on Agriculture, Nutrition and Forestry to GAO. In that letter, the Chairman and Ranking Member of the Committee asked GAO's assistance "to ensure that Farmer Mac's mission continues to be met in a financially sound manner."

     Farmer Mac is pleased with the Report's conclusions on those topics, particularly that its financial condition has improved while its mission activities have increased. Additionally, the Report made recommendations to Farmer Mac for enhancement of its risk management and corporate governance practices, which Farmer Mac has, in many instances, already undertaken. In addressing the topics specified in the Senate Committee's letter, GAO (in its third review of Farmer Mac in the past six years) determined:
o Farmer Mac's financial condition has improved since GAO's last report, with capital in excess of required levels and increased income;
o Farmer Mac has made progress in the enhancement of credit controls and mortgage asset management, though GAO recommended improvements to the measurement and monitoring of associated risks;
o    Farmer Mac's interest rate risk is being managed effectively;
o Farmer Mac's investment practices and strategies have resulted in liquid, high-quality investments, while non-mission investments have been reduced as a percentage of mission-related assets;
o Farmer Mac's mission-related agricultural mortgage activities have increased, and GAO suggested that Congress consider establishing more specific mission criteria;
o Farmer Mac's executive compensation is in line with the recommendations of outside compensation experts; and
o Farmer Mac has no significant shortcomings in corporate governance, and its Board of Directors is further updating corporate governance practices while taking actions to ensure compliance with recent Sarbanes-Oxley Act and NYSE listing requirements, as they become effective.

     Many of the actions recommended in the GAO Report were already underway at Farmer Mac as part of its commitment to ensure that best practices are being applied in its risk management operations, including:
o First, as part of its credit risk management, Farmer Mac has developed and has implemented a loan classification system. That system is the basis for Farmer Mac's new capital adequacy model, which provides an additional measure of the sufficiency of corporate capital beyond the statutory minimum and risk-based capital levels established by Congress. That system will also be the vehicle for the migration of Farmer Mac's current loss reserve methodology, based on historical industry data, to a methodology based on its own historical portfolio loss and loan performance experience.
o Second, Farmer Mac has formalized its long-standing contingency funding plan to provide for the Corporation's continuing liquidity.
o Third, Farmer Mac has enhanced the documentation requirements for its loan underwriting decisions and loss reserve methodology.

     Farmer Mac President Henry D. Edelman stated, "When the GAO Report was requested, the purpose was to ensure that Farmer Mac's mission for farmers, ranchers and rural homeowners would continue to be met in a financially sound manner. The Report makes it clear that there are no significant issues with respect to Farmer Mac's financial stability, corporate governance, executive compensation, or investment practices, and that Farmer Mac has increased its mission-related activities. We appreciate GAO's recommendations to Farmer Mac and in those areas in which we need to improve, we either are doing so or plan to."

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (including the full text of Farmer Mac's comment letter on the GAO Report and a link to the Report itself) is available on Farmer Mac's website at www.farmermac.com.

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